UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: February 23, 2016

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-32347

(Commission File Number)

Delaware (State of Incorporation)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01	Financial Statements and Exhibits.

Signatures

Exhibit Index

            Exhibit 10.1      Ormat Technologies, Inc. Annual Management Incentive Plan

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On February 23, 2016, the Board of Directors and the Compensation Committee of the Board of Directors of Ormat Technologies, Inc. (the “Corporation”) each approved an Annual Management Incentive Plan (the “Plan”) for employees of the Corporation and its subsidiaries. The Plan provides for annual cash incentive compensation for employees of the Corporation and its subsidiaries selected by the Committee, based on the recommendations of the Corporation’s Chief Executive Officer.

Awards under the Plan will be based upon achievement of certain performance measurements established by the Committee, based on the recommendations of the Corporation’s Chief Executive Officer, in accordance with the Plan. Target, minimum and maximum awards, specified as a percentage of the employee’s base compensation, will be established for each participating employee, with the Chief Executive Officer generally determining the employee’s level of achievement. The Plan also authorizes the Committee to make discretionary awards.

The Committee, with the approval of the Board of Directors, may at any time amend, suspend, discontinue or terminate the Plan, but no amendment, suspension, discontinuance or termination made after the end of a Plan year will adversely affect the rights of any participating employee to any award for that Plan year.

The foregoing summary of the Plan is not a complete description of the terms of the Plan and is qualified in its entirety by reference to the Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Ormat Technologies, Inc. Annual Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By:	/s/ Isaac Angel
Name: Isaac Angel
Title: Chief Executive Officer

Date: February 29, 2016

EXHIBIT INDEX

Exhibit Number	Description
10.1	Ormat Technologies, Inc. Annual Management Incentive Plan

5